UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

@Road, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31511	94-3209170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47071 Bayside Parkway, Fremont, CA 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 510-668-1638

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information.

Item 2.02  Results of Operations and Financial Condition.

On July 27, 2006, @Road, Inc. (the “Company”) issued a news release regarding its financial results for the quarter ended June 30, 2006. The information set forth in the news release is incorporated herein by reference, and the news release is furnished as Exhibit 99.1 hereto.

Under the requirement of Item 2.02 of Form 8-K, the Company is required to furnish on a Form 8-K, certain information that is to be made public in a presentation that is complimentary to that Form 8-K.

In the course of preparing its financial statements for the quarter ended June 30, 2006, the Company determined that its audited consolidated financial statements for the period ended December 31, 2005 and its unaudited condensed consolidated financial statements for the period ended March 31, 2006 contained errors resulting from the improper classification of interest income on government home loan securities as tax-exempt when they are in fact taxable.  As such, the Company will restate its consolidated statement of operations for the year ended December 31, 2005 by decreasing the benefit from income taxes from $38.5 million to $37.8 million which will reduce the net income per diluted share from $0.46 to $0.45.

Section 9 — Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

99.1   News release dated July 27, 2006

The information in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act by the Company except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

@Road, Inc.
(Registrant)

Date: July 27, 2006	By:	/s/ Michael Martini
Michael Martini
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	News release dated July 27, 2006